Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

CACI Says the Fay Report Clearly Shifts Focus of Blame
Away From Its Employee Named in a Previous Report
- Company Notes Employees Were Not Involved in Any Horrendous Acts -

Arlington, Va., August 26, 2004 - CACI International Inc. (NYSE:CAI) commented on the findings of the recently released U.S. Army's Fay Report in which three employees were cited. CACI Chairman and CEO Jack London said, "We've endeavored to act responsibly at every turn. We were pleased to note that the Fay report clearly demonstrates that the responsibility for misconduct at Abu Ghraib was not that of the single CACI employee that had been vilified in the Taguba report. Nothing in the Fay report can be construed as CACI employees directing, participating in or even observing anything close to what we have all seen in the dozens of horrendous photos. No CACI employee appeared in any of the photos released earlier. And from this report and the Schlesinger report yesterday, there certainly seems to have been plenty of confusion present, about what interrogation methods were authorized and under what conditions." London continued, "Nonetheless, we are disappointed and disheartened by the news that any of our employees or former employees are alleged to have engaged in any improper or inappropriate behavior at any time in our efforts to assist the U.S Army in their intelligence efforts abroad."

CACI observed that none of the behavior alleged in the Fay report, to have been committed by CACI employees, relates to anything close to the horrendous extremes seen in photographs and stated in the report, death, sodomy, rape, sexual assault, human piling, nakedness, hooding, etc.

The company noted the Fay report's comments concerning extreme over-crowding, lack of resources, and accommodations and hostile war-zone conditions, that all impacted the effective operations of the prison and staff. The Fay Report reveals that the misconduct at Abu Ghraib took on many forms and was the result of many people and many factors. The company further noted the praise set out by Generals Kern, Jones and Fay for the many personnel at Abu Ghraib that had done their duty, honorably under these extreme, harsh conditions. CACI echoes the statement of Maj. Gen. George Fay today "This is clearly a deviation from everything we've taught people on how to behave...this alone is troubling." CACI supports all of the values of the U.S. Army and the American people, endeavoring to help build a free Iraq.

CACI also reiterated emphatically that it does not condone, tolerate or in any way endorse illegal behavior by its employees at any time, in any place. But, CACI also emphasized its strong commitment to the fundamental American principle that people are presumed innocent until proven guilty.

CACI has cooperated fully with the U.S. Army and other organizations of the U.S. government in all its inquiries and investigations and will continue to do so.

The company's preliminary investigation had already considered some of the allegations regarding two of the employees cited in the report, both of whom are no longer employed by CACI. The investigation could not confirm the only allegation of abuse concerning the one employee. With respect to the other employee, the company's investigation reached a different conclusion than the Fay report with respect to placing a detainee in a stress position and permitting a photograph to be taken. There are other allegations not previously communicated to the company, which the company's investigation is now pursuing. Because of security and safety reasons the company has chosen not to name the former employees.

A third employee, Steve Stefanowicz, whose name was made public due to his implication in the illegally leaked Taguba Report, has been under careful consideration and review by the company since May 2004. There had been no specific information from the U.S. government until now regarding allegation details of wrongful behavior, despite attempts by counsel to obtain information from the government. In fact, contrary reports of his good service were duly noted and included glowing recommendations from his superiors as well as colleagues. The company's preliminary investigation simply had not adduced information that supported the new Fay report findings.

With American troops risking their lives in Iraq, CACI has been proud to honor the Army's request for services, including interrogation support, to help our country's men and women at war and perhaps reduce the risk to their lives. The company has many loyal, dedicated and hard-working professionals who are willing to face danger over the past year in support of our country's military in their mission to establish a free Iraq and eliminate terrorism.

CACI's advanced information technology solutions and intelligence support services in Iraq enhance military effectiveness. The company's efforts also free up the troops for other critical military missions. Its U.S. military customers in Iraq have commended the company for its performance.

Since 1962, the company has successfully provided IT services during nine U.S. Presidential administrations that have had varying policies and objectives. With over 9,400 employees operating from over 100 office locations in the USA and around the world, CACI takes pride in satisfying its customers and in complying with the highest ethical standards. Additional information, news releases, and FAQs on CACI's Iraq business and these related matters is available on CACI's website: www.caci.com at "The Truth Will Out."

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 9,400 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which do not address historical facts and, therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from terrorist activities or war; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of the appeal of CACI International Inc ASBCA No. 53058; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or schedule contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company's Securities and Exchange Commission filings.

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For other information contact:
Jody Brown
Senior Vice President, Public Relations
(703) 841-7801
jbrown@caci.com